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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549






                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): AUGUST 10, 1998




                               FTP SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)



      MASSACHUSETTS                  0-22466                        04-2906463
(State of Incorporation)    (Commission File Number)    (IRS Employer Identification No.)



                                  2 HIGH STREET
                       NORTH ANDOVER, MASSACHUSETTS 01845
                    (Address of Principal Executive Offices)



     Registrant's telephone number, including area code: (978) 685-4000


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ITEM 5. OTHER EVENTS

     On August 10, 1998, FTP Software, Inc. (the "Company") announced that its revenues for July 1998 were in excess of $3,122,000 and that it estimates that its total July 1998 revenues will be between approximately $3.9 million and $4.3 million, as described in the Company's press release dated August 10, 1998, a copy of which is filed as an exhibit hereto and incorporated herein by reference, and that, as a result, there would be no adjustment to the Exchange Ratio (as defined below) under the Agreement and Plan of Reorganization dated as of June 15, 1998, as amended (the "Reorganization Agreement"), among the Company, NetManage, Inc. ("NetManage") and Amanda Acquisition Corp., a wholly-owned subsidiary of NetManage ("Merger Sub"), assuming that the closing of the Merger (as defined below) occurs before August 31, 1998, as currently anticipated.

     The Reorganization Agreement provides for the acquisition of the Company by NetManage through a merger of Merger Sub into the Company (the "Merger"), which will survive the Merger as a wholly-owned subsidiary of NetManage, and the conversion of each outstanding share of the Common Stock, par value $0.01 per share, of the Company ("Company Common Stock") into the right to receive, subject to adjustment as described below, 0.72767 shares (the "Exchange Ratio") of the Common Stock, par value $0.01 per share, of NetManage ("NetManage Common Stock"), subject to the conditions set forth in the Reorganization Agreement.

     The Exchange Ratio may be adjusted downward if the Company's net revenues for the second quarter of 1998 plus (A) the amount by which the Company's net revenues for July 1998 in excess of $2,450,000, if the Merger closes before August 31, 1998, or (B) if the Merger closes on or after August 31, 1998, the amount by which the Company's net revenues for July and August 1998 in excess of $4,900,000, are less than $9,000,000. Given the Company's net revenues of $8,328,000 for the second quarter of 1998 and the Company's net revenues for July 1998 in excess of $3,122,000, there would be no adjustment to the Exchange Ratio if the Merger closes before August 31, 1998. The Merger is conditioned on, among other things, approval of the Merger by the Company's stockholders and approval by NetManage's stockholders of the issuance of the shares of NetManage Common Stock in the Merger. The special meetings of the stockholders of the Company and NetManage have been scheduled for August 26, 1998; the Company expects that the Merger will close on or shortly after that date, but before August 31, 1998. If the Merger closes on or after August 31, 1998, in order for there to be no adjustment to the Exchange Ratio, the Company's net revenues for July and August 1998 must exceed $5,572,000.

     The summary of the provisions of the Reorganization Agreement set forth above is qualified in its entirety by reference to the Reorganization Agreement, which is incorporated herein by reference to Annex A to the Registration Statement on Form S-4 of NetManage filed with the Securities and Commission on July 15, 1998 (the "Form S-4"). Certain statements contained above constitute "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including the estimate of total July 1998 revenues and management's expectations about the Merger, involve risks and uncertainties, including further review of total July revenues by the Company's management and independent public accountants, the risk that the conditions to the Merger may not be satisfied and other risks associated with the Merger or that could affect the Company's financial results, all as more particularly identified in the Company's August 10, 1998 press release and the Form S-4.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  EXHIBITS

     99    The Company's press release dated August 10, 1998.*

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*  Filed herewith.

















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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      FTP SOFTWARE, INC.

Date: August 10, 1998                 By: /s/ James A. Tholen
                                          --------------------------------------
                                          James A. Tholen,
                                          Senior Vice President, Chief Operating
                                          Officer and Chief Financial Officer

















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                                  EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION
-----------    -----------

99             Press release of FTP Software, Inc. dated August 10, 1998*




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*  Filed herewith.